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                                                                 Exhibit 10.1

              AMENDED FORM OF U.S. MANUFACTURER'S REPRESENTATIVE
                                  AGREEMENT


This agreement is effective ___________and is by and between Gliatech Medical, an Ohio corporation, having offices at 23420 Commerce Park Road, Cleveland, Ohio 44122, (hereinafter "Gliatech"), and [CompanyName] a corporation, having offices at [CorrAddress], [Expr2] (hereinafter "Manufacturers
Representative").

WHEREAS, Gliatech markets and sells a medical device, ADCON(R)-L Anti-Adhesion Barrier Gel (the "Product") to the medical industry; and

WHEREAS, Manufacturers Representative promotes sales of products, including medical devices such as instruments, implants and supplies, to the medical industry; and

WHEREAS, Gliatech desires to appoint Manufacturers Representative as an independent representative for promoting sales of the Product manufactured and distributed by Gliatech, and Manufacturers Representative desires to be an appointed independent representative for promoting sales of the Product;

NOW, THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF MANUFACTURERS REPRESENTATIVE

         Gliatech hereby appoints, and Manufacturers Representative hereby accepts, the appointment as the exclusive, independent representative of Gliatech for the promotion of sales of the Product for the Territory (as defined below) designated. Gliatech shall have the right to amend, from time to time, the Territory as defined in Appendix 2, upon 30 days written notice to the Manufacturers Representative. Manufacturers Representative shall not sell or solicit sales of products or otherwise represent companies selling or otherwise distributing products competitive to Gliatech's products without prior written approval from Gliatech. Gliatech shall have the sole right to make the determination of those products which are competitive to Gliatech's products. Subject to the terms of this Agreement, Manufacturer's Representative is free to engage in any other activities it wishes.

2.       TERRITORY

         The Territory specified hereunder within which the Manufacturer's Representative shall solicit sales of the Product shall be the geographical area shown in Appendix 2 attached hereto (the "Territory").

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3.       MANUFACTURERS REPRESENTATIVE'S DUTIES AND OBLIGATIONS

         A. Manufacturers Representative shall promote the Product and solicit orders for sales of the Product within the Territory. Promotional activity shall include, but not be limited to, Product display advertising and promotion at medical doctor or hospital meetings and exhibitions, such as conventions and trade shows, and state and regional medical or hospital meetings. Manufacturers Representative shall appoint employee sales representatives (the "Sales Representatives") to assist in the promotion and sale of the Product. The Sales Representative shall be the sole responsibility of Manufacturer's Representative who shall (i) ensure the filing of all appropriate business registrations, (ii) compliance with the requirements of tax withholding and reporting occasioned by the engagement of such Sales Representatives and
                  (iii) compliance by such Sales Representatives with all obligations of Manufacturers Representative hereunder.

         B. Manufacturers' Representative shall be responsible for assuring its Sales Representatives are thoroughly trained to promote and sell the Product consistent with the training guidelines provided by Gliatech.

         C. Manufacturers' Representative sole compensation for services provided hereunder shall be compensation in the form of a commission on the sale of the Product in the Territory.

         D. In order to comply with applicable law and in order to protect Gliatech from claims and liabilities, Manufacturers Representatives communications and representations to customers shall be true, accurate, complete and consistent with the labeling of the Product. Manufacturers Representative shall under no circumstances modify, repackage, adulterate, misbrand, alter or add labels to or remove labels from the Product.

         E. All advertising and all participation by Manufacturers Representative in public exhibitions, relating to the Product and the use of Gliatech's name and trademarks, shall be subject to prior written approval of Gliatech, which approval shall not be unreasonably withheld.

         F. Manufacturers Representative's sales quota for the ______________________ are set forth in Appendix 1 attached hereto. Manufacturers Representative shall receive its proposed sales quota for any subsequent year no later than December 1. Achievement of the annual and quarterly sales quotas is a material obligation of this Agreement.

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         G.       Except as otherwise agreed, Manufacturers Representative shall be responsible for providing its own equipment, offices, working facilities and such other facilities and services as may be required at its own expense. Manufacturers Representative shall maintain an inventory of demonstration equipment, and deliverable Product (the "Inventory") to promote and solicit orders for Product. Manufacturer's Representative shall be responsible for the risk of loss or damage of such Inventory whether or not held at Manufacturers Representatives business location. Manufacturers
                  Representative will be charged for each lost unit of Product at the average selling price per unit for its Territory for that year, less its commission. Upon termination of this Agreement, Inventory of Product shall be returned to Gliatech.

         H. Manufacturer's Representative and all sales representatives shall attend one national sales meeting per year for the purposes of training related to the promotion of the Product.

         I. Manufacturer's Representative shall submit an annual comprehensive Business Plan as set forth in Appendix 4, attached hereto.

         J. The authorized person executing this Agreement on behalf of the Manufacturer's Representative shall be personally, as an individual, liable to see that the Manufacturer's Representative meets all of its obligations herein.

         K. Manufacturer's Representative shall not make any representation or statement, written or otherwise, concerning prices, terms of delivery, terms of payment or conditions of sale except and to the extent that the same is specifically authorized by Gliatech. Manufacturers Representative shall have no right or authority to make any price guarantees, offer or agree to any discounts and/or accept any orders on Gliatech's behalf or return any products to Gliatech without prior written approval by Gliatech.

4.       GLIATECH DUTIES AND OBLIGATIONS

         A. Gliatech shall sell and deliver the Product with respect to orders solicited by Manufacturer's Representative in accordance with published price lists in effect. Gliatech may accept or refuse any order for the Product and will not be bound by any order until it is finally accepted by Gliatech. Gliatech shall not be liable for any loss or damage caused by non-acceptance of orders or delays in making shipments.

         B. Gliatech shall pay a commission to Manufacturer's Representative on orders solicited within and delivered to the Territory as set forth in Appendix 3 attached hereto (which may be from time to time amended).

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                  Commissions shall be deemed earned by Manufacturer's
                  Representative upon invoicing of Product sales by Gliatech to customers. Commissions earned by Manufacturers Representative shall be computed on the net amount of the invoices rendered (less credit memos) in accordance with published price lists for each order or part of an order, exclusive of all freight and transportation costs (including insurance), normal and recurring bona fide trade discounts having Gliatech's prior written approval and any applicable sales or similar taxes.

                  Commissions earned by the Manufacturers Representative shall be due and payable on or before the 25th day of the month immediately following the month during which invoices are issued for orders received by Gliatech.

         C. Gliatech shall forward to Manufacturers Representative those inquiries for the Product which are reasonably identifiable as having been generated through the advertising or sales promotion efforts of Manufacturers Representative or any of its Sales Representatives.

         D. Subject to reasonable charges as determined by Gliatech, Gliatech shall supply Manufacturers Representative with reasonable quantities of descriptive literature, promotional and other materials (the "Promotional Literature") relating to the Product.

         E. Gliatech shall indemnify Manufacturers Representative, its employees and Sales Representatives against any and all third party claims and demands for losses, damages and injuries, including legal expenses and attorneys fees, arising out of any claim of a defect in the manufacture or design of the Product or written representation or omission in Gliatech's Promotional Literature concerning the Product. This indemnity shall not extend to any malfeasance, nonfeasance or other negligent conduct of Manufacturers Representative, its employees or Sales Representatives in connection with any acts related to the Manufacturers Representative's activity hereunder. Except as otherwise expressly provided, Manufacturers Representative is liable for all its own expenses and all claims made against it.

         F. Gliatech shall make a good faith effort to collect monies owed on invoices from orders solicited by Manufacturers Representative and shall provide Manufacturers Representative with a monthly statement of past due accounts in the Territory. In the event that Gliatech has not received payment from any customer upon which a commission was paid within one hundred twenty (120) days from the date on which any payment was due, Gliatech reserves the right to charge back to the Manufacturers Representative the full amount of the commission paid on such sale.


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                  Upon subsequent receipt of the outstanding monies, Gliatech will pay the original commission amount.

5.       CONFIDENTIALITY,  IMPROVEMENTS,  PATENTS  AND  TRADEMARKS

         A. Manufacturers Representative shall take all reasonable steps to do those things reasonably necessary to ensure that confidential information relating to the Product and to the technology and business of Gliatech is not disclosed or made use of outside the business of Manufacturers Representative and Gliatech including, without limitation, causing such Sales Representative to maintain the confidential information; provided, however, that the foregoing shall not apply to information (a) which be can shown to be in writing and known to Manufacturers Representative prior to disclosure by Gliatech; (b) which is or becomes public knowledge through no fault of Manufacturers Representative; or (c) which is disclosed to Manufacturers Representative by a third party with the lawful right to make such disclosure. Manufacturers Representative's obligation of confidentiality shall survive the termination of this Agreement until and unless such confidential information shall have become, through no fault of the Manufacturers Representative, generally in the public domain.

         B. During the term of this agreement Manufacturers Representative shall be permitted to use Gliatech's servicemark, trademarks and identification solely on or in connection with the solicitation of orders for the Product during the term of this Agreement. It is the obligation of the Manufacturers Representative to notify Gliatech of any infringement of Gliatech's trademarks and identification. Manufacturers Representative shall discontinue the use of all such marks upon the termination of this Agreement. All goodwill generated hereunder in the use of such trademarks shall accrue to the benefit of Gliatech. The Manufacturers Representative hereby disclaims any rights in Gliatech's trademarks and identification other than the aforementioned use.

6.       TERMS AND TERMINATION

         A. This Agreement shall continue in full force and effect beginning on April 1, 2000 and continuing through December 31, 2000. This Agreement shall thereafter automatically renew for additional yearly periods unless written notice is made by either party 30 days prior to expiration, provided however that as of December 1, the parties hereto have agreed to a sales quota per Section 3 (F) hereto.

         B. Gliatech shall have the right to terminate this Agreement if the sales quota as determined by Gliatech and specified in Appendix 1 is not achieved. In

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                  this case, Gliatech will provide Manufacturers Representative
                  30 days written notice prior to termination.

         C. Gliatech shall have the right to terminate this Agreement upon notice of Manufacturers Representative's (i) commission or suffering of any act of bankruptcy or insolvency, (ii) failing to cure any material breach in the provisions of this agreement within thirty (30) days after written notice of such breach, except as otherwise provided by Section 6(B), (iii) conviction in any court of a felony under applicable city, state, or federal laws.

         D. If this Agreement shall terminate for any reason whatsoever, the Manufacturers Representative shall be entitled to receive commissions as determined in accordance with the above provisions with respect to orders solicited prior to the effective date of such termination, regardless of when such orders were accepted by Gliatech (provided such orders can be demonstrated to be orders that were solicited prior to the effective date of such termination) and regardless of when such shipments are made and invoices rendered.

         E. Goods returned according to Gliatech's Customer Returns Policy as set forth in Appendix 5 hereto, shall be charged against Manufacturers Representative commission payable. Ninety days
                  (90) after termination of this agreement, the commission account shall be closed and all proceeds over the uncollected accounts receivable shall be paid to the Manufacturers Representative.


7.       FORCE MAJEURE

         Obligations of either party to perform under this Agreement shall be excused and, in Manufacturers Representative's case, sales quotas addressed in Section 3(F) hereof will be reduced proportionately during such period of delay caused by matters such as strikes, shortages of power or raw materials, government orders, or Acts of God, which are reasonably beyond the control of the party obligated to perform.

8.       NOTICES

         Any notice required by this Agreement shall be deemed sufficient if sent by certified mail, postage prepaid, facsimile transmission or overnight courier to the party to be notified at the address set forth below, until a different address is supplied in writing.

         In the case of Gliatech, such notice shall be sent to:

                                            Gliatech Inc.


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                                           23420 Commerce Park Road
                                           Cleveland, Ohio 44122
                                           Attn: Thomas O. Oesterling, Ph.D.
                                           Fax: 216-831-4220

         In the case of Manufacturers Representative, such notice shall be sent to:





                                            Fax:




9.       ENTIRE AGREEMENT

         This document and the Appendices attached hereto and incorporated herein by reference thereto represent the entire agreement between the parties hereto, and supersede all prior agreements regardless of their terms or cancellation provisions, and this Agreement shall be modified only by a written agreement signed by Gliatech and the Manufacturers Representative.


10.      APPLICABLE LAW

         This Agreement shall be governed by the laws of the State of Ohio as applicable to contracts made and to be performed in that state.

11.      ASSIGNABILITY

         This agreement shall not be assigned either by the parties or by operation of law without prior written consent of the other party; however, in the case of Gliatech, Gliatech may, without obtaining the consent of the Manufacturers Representative, assign its rights and obligations under this Agreement to any corporation with which Gliatech may merge or consolidate or to which Gliatech may transfer substantially all of its assets.


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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the First day of April 2000.


GLIATECH MEDICAL INC.                         [CompanyName]




By:__________________________________          By: ____________________________

       Thomas O. Oesterling, Ph.D.             Name:___________________________
  Chairman and Chief Executive Officer








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